Exhibit 99.3

FORM OF LETTER TO CUSTODIAN BANKS, BROKERS, DEALERS, AND OTHER NOMINEES

QUANTUM CORPORATION

Non-Transferable Subscription Rights to Purchase Shares of Common Stock, at a Subscription Price of $2.25 per

Whole Share of Common Stock

Distributed to Stockholders and Certain Warrant Holders

of Quantum Corporation

March 29, 2022

To Custodian Banks, Brokers, Dealers, and Other Nominees:

This letter is being distributed to custodian banks, brokers, dealers, and other nominees in connection with the distribution (the “Rights Offering”) of non-transferable subscription rights (the “subscription rights”) by Quantum Corporation, a Delaware corporation (“we,” “us,” “our” or the “Company”), at no charge to the holders, as of 5:00 p.m., Eastern Time, on March 25, 2022 (the “record date”), of (a) our outstanding shares of common stock, par value $0.01 per share and (b) certain outstanding warrants to purchase shares of our common stock we issued on December 27, 2018 and June 16, 2020 (the “Participating Warrants”), which are entitled to participate alongside our holders of common stock in this offering (the securities in clauses (a) and (b), collectively, the “Eligible Securities” and the holders of the Eligible Securities, collectively, the “Eligible Securityholders”). Please carefully review the prospectus dated December 9, 2020, as supplemented by the prospectus supplement dated March 29, 2022 (as so supplemented, the “Prospectus”).

Each Eligible Securityholder will receive one subscription right for each share of common stock owned (including shares of common stock issuable upon exercise of the Participating Warrants) on the Record Date (the “Basic Subscription Right”). Each subscription right entitles an Eligible Securityholder to purchase 0.422572999 of a share of our common stock at a subscription price equal to $2.25 per whole share of common stock (the “Subscription Price”). Eligible Securityholders who fully exercise their Basic Subscription Rights will be entitled to an over-subscription privilege to subscribe for and purchase, at the Subscription Price, additional shares of common stock that remain unsubscribed as a result of unexercised Basic Subscription Rights, subject to pro rata adjustments, if any (the “Over-Subscription Privilege”). If all Eligible Securityholders exercise their subscription rights in full, we would issue in connection with the Rights Offering, in the aggregate, approximately 30 million shares of our common stock, subject to adjustment for the number of actual shares, including shares issuable upon exercise of the Participating Warrants, outstanding as of the record date. The subscription rights and shares of our common stock are described in the Prospectus.

The subscription rights may be exercised at any time during the subscription period, which will commence on March 29, 2022, and will expire at 5:00 p.m., Eastern Time, on April 18, 2022, unless we extend such period (the “Subscription Period”). We do not currently intend to extend the Subscription Period. If you elect to exercise any subscription rights, Computershare Trust Company, N.A. (the “Subscription Agent”), must receive all required documents and payments from you at or prior to the Expiration Time. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more shares of common stock than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty, following 5:00 p.m., Eastern Time on April 18, 2022, unless we extend such period (the “Expiration Time”). You will not receive interest on any payments refunded to you under the Rights Offering. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

There is no minimum number of shares of common stock that you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your subscription rights for whole shares of common stock or you may choose not to exercise any of your subscription rights at all.

We are asking persons who hold shares of common stock or Participating Warrants beneficially and who have received the subscription rights distributable with respect to those shares or Participating Warrants through a custodian bank, broker, dealer, or other nominee to contact the appropriate institution or nominee and request it to effect the transactions for them. Please take prompt action to notify any beneficial owners of shares of common stock or Participating Warrants as to the Rights Offering and the procedures and deadlines that must be followed to exercise their subscription rights.

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from subscription right holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

We are not charging any fee or sales commission to issue subscription rights. If a holder exercises its subscription rights through the record holder of such shares of common stock or Participating Warrants, the shareholder or warrant holder is responsible for paying any fees its record holder may charge such shareholder or warrant holder to exercise the subscription rights.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Rights Certificate;

3.	Instruction as to Use of Rights Certificate; and

4.	Form of Notice to Clients of Custodian Banks, Brokers, Dealers, or Other Nominees.

Your prompt action is requested. You must properly complete the enclosed Rights Certificate and deliver it, along with payment of the Subscription Price in full (without any deductions for bank charges or similar fees) to the Subscription Agent on or prior to the expiration of the Subscription Period. If you send your Rights Certificate and Subscription Price payment by mail, we recommend that you use insured, registered mail, return receipt requested. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO QUANTUM CORPORATION.

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us or our business, financial position, results of operations, or cash flows that is material or adverse or that you otherwise consider to be unfavorable.

Additional copies of the enclosed materials may be obtained from the information agent for the Rights Offering, Alliance Advisors, LLC (the “Information Agent”), by calling toll free at (833) 786-6484, by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003, or by e-mail at QMCO@allianceadvisors.com. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Quantum Corporation

NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF QUANTUM CORPORATION, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE SUBSCRIPTION RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.